CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SUB-ACCOUNTING AGREEMENT

(The AIM Family f Funds®) WGG

This Agreement is entered into as of the 1st of January, 2002, between Nationwide Financial Services, Inc. (the “Sub-Accounting Agent”) and AIM Distributors, Inc. (the “Distributor”).

In exchange for a sub-accounting fee described in Paragraph 1 herein, Sub-Accounting Agent shall provide the sub-accounting services enumerated in Paragraph 2 herein to Distributor for the benefit of shareholders of the Class A and Class C shares of registered investment companies for which the Distributor now or in the future acts as principal distributor (the “Funds”), exclusive of any variable insurance funds, in connection with the purchase and redemption of shares of the Funds through one or more accounts in each Fund (individually, an “Account” and collectively, the “Accounts”), subject to the terms and conditions of this Agreement.

1. SUB-ACCOUNTING FEE. Distributor or its affiliates will, on behalf of the Fund(s), pay a sub-accounting fee to Sub-Accounting Agent in the amount of [**]% of the average daily net assets of plan participant accounts per Fund (“Sub-Account”), per year, payable within 30 days following the receipt of Sub-Accounting Agent’s Invoice. Sub-Accounting Agent will provide to Distributor (1) the number of Sub-Accounts per Fund subject to the sub-accounting fee; and (2) an invoice, within thirty (30) days after the end of each calendar quarter. Sub-Accounting Agent or its affiliates will provide such information as Distributor may reasonably request including but not limited to information listed on Exhibit A attached hereto. Invoices fer services provided in a prior year, presented more than 60 days after the end of the calendar year, will not be paid. The Sub-Accounting Agent and Distributor agree that the payment of this sub-accounting fee is for record keeping and administrative services only and not for legal, investment advisory or distribution services.

2. SUB-ACCOUNTING SERVICES. Sub-Accounting Agent or its designee shall provide to Distributor, for the benefit of shareholders of the Funds, the following services:

A. Record Keeping. Record keeping for Sub-Accounting Agents customers (each a retirement “Plan” or “Plans”) shall be the responsibility of the Sub-Accounting Agent or its designee. The Sub-Accounting Agent or its designee agrees to maintain one Account per Plan, unless otherwise specifically agreed. Distributor will recognize on the books of the Funds each of Sub-Accounting Agent’s Accounts as a single shareholder and as an unallocated account in the Funds, and will not maintain separate accounts for each of Sub-Accounting Agent’s Sub-Accounts.

B. Maintenance of Records. Sub-Accounting Agent or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the sub-accounting services. Upon the request of Distributor, Sub-Accounting Agent or Its designee shall provide copies of all records relating to the Funds as may reasonably be requested to enable the Funds or their representatives to (I) respond to the directors/trustees requests for information; (ii) monitor and review the services provided under this agreement; or (iii) comply with any request of a governmental body or self-regulatory organization. Sub-Accounting Agent or its designee agree that it will permit Distributor, the Funds or their representatives to have reasonable access or its designee to Its personnel and records in order to facilitate the monitoring of the quality of the services and to make an accurate determination of the number of Sub-Accounts being reimbursed. Sub-Accounting Agent and Distributor will provide names and phone numbers of appropriate contacts as requested on Exhibit B attached hereto in order to facilitate access to their personnel.

C. Administrative Services. Sub-Accounting Agent or its designee shall assist Plan participants with any Inquiries, transactions or requests which such Plan participants may have.

D. Other Services. Sub-Accounting Agent or its designee shall provide other services to shareholders of the Funds as Distributor, or its affiliates may reasonably from time to time request.

E. Sub-Accounting Obligation. Sub-Accounting Agent may delegate its obligation to provide recordkeeping and administrative services under this Agreement to an affiliate, provided that such entity has all authorizations to perform the services delegated. Notwithstanding any such delegation, Sub-Accounting Agent shall remain responsible for the performance of such services.

3. PRICING INFORMATION. Each Fund or its designee will furnish Sub-Accounting Agent on each business day that the New York Stock Exchange is open for business (“Business Day”), with (i) net asset value information as of the close of trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or as at such later times at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus (“Close of Trading”), (ii) dividend and capital gains information as it becomes available, and (iii) In the case of income Funds, the daily accrual or interest rate factor (mil rate). The Funds shall use their best efforts to provide such information to Sub-Accounting Agent by 7:00 p.m. Eastern Time/6:00 p.m. Central Time on the same Business Day.

4. ORDERS AND SETTLEMENT. If Sub-Accounting Agent receives instructions in proper form from Sub-Accounting Agents Plan(s) and/or Sub-Accounts before the Close of Trading on a Business Day, Sub-Accounting Agent will process such Instructions that same evening. No later than the next Business Day, Sub-Accounting Agent will transmit orders that identify all contribution purchases, all other purchases (i.e. exchanges, loan repayments) and all redemptions of Shares to Distributor or its designee by 10:00 a.m. Eastern Time/9:00 a.m. Central Time and wire payment for net purchases by 3:00 p.m. Eastern Time/2:00 p.m. Central Time. Distributor or its affiliate will wire payment for net redemptions on the Business Day following the day the order is executed for the Accounts. In doing so, Sub-Accounting Agent will be considered the Funds’ agent, and Shares will be purchased and redeemed as of the Business Day on which Sub-Accounting Agent receives the instructions. Sub-Accounting Agent will record time and date of receipt of instructions and will, upon request, provide such instructions and other records relating to the services to Distributor’s auditors. If Sub-Accounting Agent receives instructions in proper form after the Close of Trading on a Business Day, Sub-Accounting Agent will treat the instructions as if received on the next Business Day.

5. EXPENSES. Each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

6. REPRESENTATIONS WITH RESPECT TO THE DISTRIBUTOR AND THE FUNDS. Sub-Accounting Agent and its affiliates and agents shall not make representations concerning a Fund or its shares except those contained In the then current prospectus and/or Statement of Additional Information of such Fund, in current sales literature furnished by Distributor to Sub-Accounting Agent, in publicly available databases, such as those databases created by Standard & Poor’s and Morningstar, and in current sales literature created by Sub-Accounting Agent and submitted to and approved in writing by Distributor prior to its use.

7. USE OF NAMES. Sub-Accounting Agent and its affiliates will not, without the prior written approval of Distributor, make public references to A I M Management Group Inc., its successors or assigns (“AIM Management”) or any of its subsidiaries, or to the Funds. Any brochure or other communication to the public that mentions the Funds shall be submitted to the compliance officer of Distributor, for his written approval prior to use by Sub-Accounting Agent or its affiliates. Sub-Accounting Agent shall provide copies to Distributor’s compliance officer of any of its regulatory filings that include any reference to AIM

Management or its subsidiaries or the Funds. If Sub-Accounting Agent or its affiliates should make unauthorized references or representations, Sub-Accounting Agent agrees to indemnify and hold harmless the Funds, AIM Management and its subsidiaries from any claims, losses, expenses or liability arising in any way out of or connected in any way with such unauthorized references or representations.

3. INDEMNIFICATION. Each party agrees to indemnify and hold harmless the other party and its affiliates, employees, and agents (the “Indemnitees”) against any losses, claims, damages, liabilities or expenses to which an Indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) such party’s negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, or (ii) any breach by such party of any material provision of this Agreement. Such party will reimburse the Indemnitee for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement will be in addition to any liability which the party may otherwise have.

4. CONFIDENTIALITY. The terms of this Agreement, including specifically the fee arrangements, shall remain confidential as between the two parties.

5. TERMINATION. Either party may terminate this Agreement upon sixty (60) days’ prior written notice to the other party at the address specified below.

6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to agreements fully executed and to be performed therein.

7. MODIFICATION. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties.

8. ASSIGNMENT. This Agreement shall not be assigned by a party hereto, without the prior written consent of the other parties hereto, except that a party may assign this Agreement to an affiliate having the same ultimate ownership as the assigning party without such consent, and further provided, that such affiliate shall have the capability and resources, including without limitation financial resources and creditworthiness, to perform the party’s obligations hereunder, including without limitation, the settlement of orders, indemnification and the payment of fees.

14. ENTIRE AGREEMENT. This Agreement, including the attachments hereto, constitutes the complete understanding and agreement of the parties relating to the subject matter hereof and supersedes and replaces all prior understandings and agreements relating to such subject matter, including but not limited to that certain Sub-Accounting Agreement between Nationwide Investment Services Corporation and A I M Distributors, Inc. dated September 20,1996.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first above written.

NATIONWIDE FINANCIAL SERVICES. INC. (SUB-ACCOUNTING AGENT)		AIM DISTRIBUTORS, INC. (DISTRIBUTOR)

By:	/s/ William G Goslee	By:	/s/ Leslie A. Schmidt

Print Name:	William G Goslee	Print Name:	Leslie A. Schmidt
Title:	VP Investment Management Relationships	Title:	Senior Vice President

Address:	One Nationwide Plaza	Address:	11 Greenway Plaza
	1-09-V3		Suite 100
	Columbus. OH 43215		Houston, TX 77046

EXHIBIT A

ACCOUNT INFORMATION — Please provide the following information at the time an Account is established:

Name of Dealer of Record: Nationwide Investment Services Corp.

Dealer Branch #: 0263

Registered Representative Name: Wayne White

INVOICE INFORMATION — Please provide the following information on your invoice(s):

Plan Name(s)

A I M Fund Services, Inc. Account Number(s)

Market Value of Account(s) Being Invoiced by Fund Class

Fund Name(s)

Sub-Accounting Agent Key Contact Name, Phone Number and e-mail address

Sub-Accounting Agent Back-up Contact Name, Phone Number and e-mall address

Number of Plan Participants per Fund

Sub-Accounting Fee Amount by Fund

EXHIBIT B

CONTACT INFORMATION

Sub-Accounting Agent

Name: Wayne White

Title: Nationwide Financial – Operations Relationship Manager

Phone Number (direct): 614-677-9205

Back up Contact: Karen Tackett	Phone Number: 614-249-0653
Director Investment Management Relationships
~~Other-Sub-Accounting-Agent-Contacts~~ – Nationwide Legal
Name: Lisa Chatterton
Title: Variable Products Counsel
Phone Number (direct): 614-249-5276
Ruff-Casto
Back up Contact: Jamie	Phone Number: 614-249-8782
Variable Products Counsel

AIM Marketing

Name: Terry Kelly
Title: Assistant Vice President
Phone Number (direct): (713) 214-7069
Back up Contact: Erica Segura	Phone Number: (713) 214-1593

AIM Fund Accounting

Name: Lorraine Winston
Title: Expense Manager
Phone Number (direct): (7131 214-4149 Back up Contact: Steve Bowling	Phone Number : (713) 214-4401

AIM Transfer Agent/Operations Officer

Name: Bill Provenzano
Title: Assistant Vice President
Phone Number (direct): (713) 214-7252
Back up Contact: Gina Parthum	Phone Number: (713) 214-1632

AIM Legal

Name: Ofelia Mayo
Title: Vice President — A I M Distributors, Inc.
Phone Number (direct): (713) 214-4785
Back up Contact: Laura Pickering	Phone Number: (713) 214-1716

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Amendment No. 1

To

Sub-Accounting Agreement

This Amendment No. 1 to Sub-Accounting Agreement (“Amendment”) is entered into and effective as of this the 1st day of October, 2004 (the “Effective Date”), and hereby amends that certain Sub-Accounting Agreement between A I M Distributors, Inc. and Nationwide Financial Services, Inc. dated January 1, 2002, (“Agreement”) as follows:

WHEREAS, the parties to the Agreement wish to allow Sub-Accounting Agent to delegate its obligations to provide certain record-keeping and administrative services; and

WHEREAS, the parties to the Agreement wish to replace A I M Distributors, Inc. with AIM Investment Services, Inc. as a party to the Agreement.

NOW THEREFORE, in consideration of the above, the parties hereby amend the Agreement as follows:

1. The second paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“In exchange for a sub-accounting fee described in Paragraph 1 herein, Sub-Accounting Agent shall provide the sub-accounting services enumerated in Paragraph 2 herein to Distributor for the benefit of shareholders of the Class A, Class C, Institutional Class, Investor Class, Class K and Class R shares of registered investment companies for which the Distributor now or in the future acts as principal distributor, (the “Funds”) in connection with the purchase and redemption of shares of the Funds through one or more accounts in each Fund (individually, an “Account” and collectively, the “Accounts”), subject to the terms and conditions of this Agreement.”

2. Section 1 of the Agreement entitled, “SUB-ACCOUNTING FEE,” is hereby deleted in its entirety and replaced with the following:

“Distributor or its affiliates will, on behalf of the Fund(s), pay a sub-accounting fee to Sub-Accounting Agent as of the Effective Date for Class A, Class C and Class R shares in the amount of [**]% of the average daily net assets of plan participant accounts per Fund (“Sub-Account”), for Institutional Class shares as of January 1, 2004, in the amount of [**]% of the average daily net assets of Sub-Account, for Investor Class shares as of the Effective Date in the amount of [**]% of the average daily net assets of Sub-Account, and for Class K shares as of the. Effective Date in the amount of 0.05% of the average daily net assets of Sub-Account, per year, payable within 30 days following the receipt of Sub-Accounting Agent’s invoice. Sub-Accounting Agent will provide to Distributor (1) the number of Sub-Accounts per Fund subject to the sub-accounting fee; and (2) an invoice, within fifteen (15) days after the end of each calendar quarter. Sub-Accounting Agent or its affiliates will provide such information as Distributor may reasonably request including but not limited to information listed on Exhibit A attached hereto. Invoices for services provided in a prior year, presented more than 60 days after the end of the calendar year, will not be paid. The Sub-Accounting Agent and Distributor agree that the payment of this sub-accounting fee is for record keeping and administrative services only and not for legal, investment advisory or distribution services and will be made via ACH.”

3. Section 2 of the Agreement entitled, “SUB-ACCOUNTING SERVICES,” is hereby deleted in its entirety and replaced with the following:

“A. Record Keeping. Record keeping for Sub-Accounting Agent’s customers (each a retirement “Plan” or “Plans”) shall be the responsibility of the Sub-Accounting Agent or its designee. The Sub-Accounting Agent or its designee shall maintain one Account per Plan, unless otherwise specifically agreed. Distributor will recognize on the books of the Funds each of Sub-Accounting Agent’s Accounts as a single shareholder and as an unallocated account in the Funds, and will not maintain separate accounts for each of Sub-Accounting Agent’s Sub-Accounts.

B. Maintenance of Records. Sub-Accounting Agent or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the sub-accounting services. Upon the request of Distributor, Sub-Accounting Agent or its designee shall provide copies of all records relating to the Funds as may reasonably be requested to enable the Funds or their representatives to (i) respond to the directors/trustees requests for information; (H) monitor and review the services provided under this agreement; or (iii) comply with any request of a governmental body or self-regulatory organization. Sub-Accounting Agent or itsdesignee agrees that it will permit Distributor, the Funds or their representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services and to make an accurate determination of the number of Sub-Accounts being reimbursed. Sub-Accounting Agent and Distributor will provide names and phone numbers of appropriate contacts as requested on Exhibit B attached hereto in order to facilitate access to their personnel.

C. Administrative Services. Sub-Accounting Agent or its designee shall assist Plan participants with any inquiries, transactions or requests which such Plan participants may have.

D. Other Services. Sub-Accounting Agent or its designee shall provide other services to shareholders of the Funds as Distributor, or its affiliates may reasonably from time to time request.

E. Sub-Accounting Obligation. Sub-Accounting Agent may delegate its obligation to provide recordkeeping and administrative services under this Agreement to an affiliate, provided that such entity has all authorizations to perform the services delegated. Notwithstanding any such delegation, Sub-Accounting Agent shall remain responsible for the performance of such services.”

4. Section 3 of the Agreement entitled, “PRICING INFORMATION,” is hereby deleted in its entirety and replaced with the following:

“Each Fund or its designee will furnish Sub-Accounting Agent or its designee on each business day that the New York Stock Exchange is open for business (“Business Day”), with (i) net asset value information as of the close of trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or as at such later times at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus (“Close of Trading”), (ii) dividend and capital gains information as it becomes available, and (iii) in the case of income Funds, the daily accrual or interest rate factor (mil rate). The Funds shall use their best efforts to provide such information to Sub-Accounting Agent by 6:00 p.m. Central Time on the same Business Day.”

5. Section 4 of the Agreement entitled, “ORDERS AND SETTLEMENT,” is hereby deleted in its entirety and replaced with the following:

“If Sub-Accounting Agent or its designee receives instructions in proper form from Sub-Accounting Agent’s Plan(s) and/or Sub-Accounts before the Close of Trading on a Business Day, Sub-Accounting Agent or its designee will process such instructions that same evening. No later than the next Business Day, Sub-Accounting Agent or its designee will transmit orders that identify all contribution purchases, all other purchases (i.e. exchanges, loan repayments) and all redemptions of Shares to Distributor or its affiliate by 9:00 a.m. Central Time and wire payment for net purchases by 2:00 p.m. Central Time. Distributor or its affiliate will wire payment for net redemptions on the Business Day following the day the order is executed for the Accounts. In doing so, Sub-Accounting Agent or its designee will be considered the Funds’ agent, and Shares will be purchased and redeemed as of the Business Day on which Sub-Accounting Agent or its designee receives the instructions. Sub-Accounting Agent or its designee will record time and date of receipt of instructions and will, upon request, provide such instructions and other records relating to the services to Distributor’s auditors. If Sub-Accounting Agent or its designee receives instructions in proper form after the Close of Trading on a Business Day, Sub-Accounting Agent or its designee will treat the instructions as if received on the next Business Day. In any instance where Sub-Accounting Agent’s designee is to be considered the Fund’s agent pursuant to the foregoing, Sub-Accounting Agent shall ensure by an agreement with such designee that such designee shall comply with the duties and responsibilities imposed upon Sub-Accounting Agent in this Agreement, to the extent applicable, as if they were the designee’s, including but not limited to the duties and responsibilities in this Section 4 and the rights to inspect books and records in Section 2(B).”

6. Section 6 of the Agreement entitled, “REPRESENTATIONS WITH RESPECT TO THE DISTRIBUTOR AND THE FUNDS,” is hereby deleted in its entirety and replaced with the following:

“Sub-Accounting Agent, its designee and its affiliates and agents shall not make representations concerning a Fund or its shares except those contained in the then current prospectus and/or Statement of Additional Information of such Fund, in current sales literature furnished by Distributor to Sub-Accounting Agent, in publicly available databases, such as those databases created by Standard & Poor’s and Morningstar, and in current sales literature created by Sub-Accounting Agent and submitted to and approved in writing by Distributor prior to its use.”

7. Section 7 of the Agreement entitled, “USE OF NAMES,” is hereby deleted in its entirety and replaced with the following:

“Sub-Accounting Agent, its designee and its affiliates will not, without the prior written approval of Distributor, make public references to A I M Management Group Inc., its successors or assigns (“AIM Management”) or any of its subsidiaries, or to the Funds. Any brochure or other communication to the public that mentions the Funds shall be submitted to the compliance officer of Distributor, for his written approval prior to use by Sub-Accounting Agent or its affiliates. Sub-Accounting Agent shall provide copies to

Distributor’s compliance officer of any of its regulatory filings that include any reference to AIM Management or its subsidiaries or the Funds. If Sub-Accounting Agent, its designee or its affiliates should make unauthorized references or representations, Sub-Accounting Agent agrees to indemnify and hold harmless the Funds, AIM Management and its subsidiaries from any claims, losses, expenses or liability arising in any way out of or connected in any way with such unauthorized references or representations.”

8. As of July 1, 2004, AIM Investment Services, Inc. will replace A I M Distributors, Inc. as a party to the Agreement. In this regard, all references to “Distributor” in the Agreement and this Amendment shall refer to AIM Investment Services, Inc.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Signed on the date first written above.

SUB-ACCOUNTING AGENT: NATIONWIDE FINANCIAL SERVICES, INC.		DISTRIBUTOR: AIM INVESTMENT SERVICES, INC.

By:	/s/ Karen R. Colvin	By:	/s/ Gene Needles
Print Name:	Karen R. Colvin	Print Name:	Gene Needles
Title:	Officer	Title:	C.E O + President

AMENDMENT NO. 2

TO

SUB-ACCOUNTING AGREEMENT

This Amendment No. 2 to Sub-Accounting Agreement (“Amendment”) is entered into and effective as of February 5, 2009 (the “Effective Date”), and hereby amends that certain Sub-Accounting Agreement between Invesco Aim Investment Services, Inc. (formerly AIM Investment Services, Inc.) (the “Distributor”) and Nationwide Financial Services, Inc. (the “Sub-Accounting Agent”) dated January 1, 2002 (“Agreement”), as amended October 1, 2004.

WHEREAS, AIM Investment Services, Inc. was renamed Invesco Aim Investment Services, Inc.;

WHEREAS, Invesco Aim Investment Services, Inc. is the transfer agent for the Funds; and

WHEREAS, the parties to the Agreement wish to amend the Agreement.

NOW THEREFORE, the Agreement is amended as follows:

1.	All references in the Agreement to AIM Investment Services, Inc. are hereby references to Invesco Aim Investment Services, Inc. (“IAIS”) as distributor and transfer agent for the funds.

2.	All references to “Distributor” in the Agreement are hereby replaced with “IAIS”.

3.	Section 9. Confidentiality of the Agreement is hereby deleted in its entirety.

4.	The following provision is hereby added to the Agreement.

“9. DISCLOSURE. Each party may disclose that it has entered into this arrangement. Further, each party may disclose the annual fees payable to Sub-Accounting Agent under this Agreement.”

IN WITNESS WHEREOF, IAIS and Sub-Accounting Agent have caused this amendment to be executed by their duly authorized officers effective as of the day and year first above written.

Nationwide Financial Services, Inc.		Invesco Aim Investment Services, Inc.

By:	/s/ Karen R. Colvin	By:
Name:	Karen R. Colvin	Name:
Title:	AVP – NF Investment Offerings	Title:

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 3

TO

SUB-ACCOUNTING AGREEMENT

This Amendment No. 3 (“Amendment”) is entered into and effective as of June I, 2010 (the “Effective Date”), and hereby amends that certain Sub-Accounting Agreement between Invesco Investment Services, Inc. (formerly Invesco Aim Investment Services, Inc.) (“IIS”) and Nationwide Financial Services, Inc. (the “Sub-Accounting Agent”) dated January 1, 2002, as amended October 1, 2004 and February 5, 2009 (the “Agreement”).

WHEREAS, Invesco Aim Investment Services, Inc. was renamed Invesco Investment Services, Inc.;

WHEREAS, the Agreement provides that IIS pay Sub-Accounting Agent certain fees in consideration of certain recordkeeping services furnished by Sub-Accounting Agent to certain Funds as defined in the Agreement; and

WHEREAS, the parties to the Agreement wish to amend the Agreement. NOW THEREFORE, the Agreement is amended as follows:

I.	All references in the Agreement to Invesco Aim Investment Services, Inc. and IAIS are hereby references to Invesco Investment Services, Inc. and IIS, respectively.

2.	The second paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

-In exchange for a sub-accounting fee described in Paragraph I herein, Sub-Accounting Agent shall provide the sub-accounting services enumerated in Paragraph 2 herein to IIS for the benefit of shareholders of the Class A, Class C, Institutional Class, Investor Class, Class R and Class Y shares of retail open-end registered investment companies for which the IIS now or in the future acts as transfer agent (the -Funds”), in connection with the purchase and redemption of shares of the Funds through one or more accounts in each Fund (individually, an “Account” and collectively, the “Accounts”), subject to the terms and conditions of this Agreement.”

3.	Section 1 of the Agreement entitled, “SUB-ACCOUNTING FEE,” is hereby deleted in its entirety and replaced with the following:

“IIS will, on behalf of the Fund(s), pay a sub-accounting fee to Sub-Accounting Agent as of the Effective Date for Class A, Class C, Class R and Class Y shares in the amount of [**]% of the average daily net assets of plan participant accounts per Fund (“Sub-Account”), for Institutional Class shares as of January 1, 2004, in the amount of [**]% of the average daily net assets of Sub-Account, and for Investor Class shares as of the Effective Date in the amount of [**]% of the average daily net assets of Sub-Account, per year, payable within 30 days following the receipt of Sub-Accounting Agent’s invoice. Sub-Accounting Agent will provide to IIS (1) the number of Sub-Accounts per Fund subject to the sub-accounting fee; and (2) an invoice, within fifteen (15) days after the end of each calendar quarter. Sub-Accounting Agent or its affiliates will provide such information as IIS may reasonably request including but not limited to information listed on Exhibit A attached hereto. Invoices for services provided in a prior year. presented more than 60 days after the end of the calendar year, will not be paid. The Sub-Accounting Agent and IIS agree that the payment of this sub-accounting fee is for record keeping and administrative services only and not for legal, investment advisory or distribution services and will be made via ACH.”

Capitalized terms used but not otherwise defined herein have the definition set forth in the Agreement. Other than as amended hereby, all tenns and conditions of the Agreement are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

IN WITNESS WHEREOF, IIS and Sub-Accounting Agent have caused this amendment to be executed by their duly authorized officers effective as of the day and year first above written.

Nationwide Financial Services, Inc.		Invesco Investment Services, Inc.

By:	/s/ Terry “Smetzer	By:
Name:	Terry “Smetzer	Name:
Title:	AVP & Assistant Treasurer	Title:

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT No. 4

TO

SUB-ACCOUNTING AGREEMENT

This Amendment to the Sub-Accounting Agreement (the “Amendment”) is entered into by and among Nationwide Financial Services, Inc. (the “Sub-Accounting Agent”) and Invesco Investment Services, Inc. (“IIS”) and effective the 24th day of September, 2012.

WHEREAS, IIS and Sub-Accounting Agent are parties to a Sub-Accounting Agreement dated January 1, 2002, as amended (the “Agreement”);

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

Section 1 of the Agreement entitled, “SUB-ACCOUNTING FEE,” is hereby deleted in its entirety and replaced with the following:

“SUB-ACCOUNTING FEE. IIS will, on behalf of the Fund(s), pay a sub-accounting fee to Sub-Accounting Agent as of the Effective Date for Class A, Class C, Class R and Class Y shares in the amount of [**]% of the average daily net assets of plan participant accounts per Fund (“Sub-Account”), and for Class R5 Shares as of January 1, 2004, in the amount of [**]% of the average daily net assets of Sub-Account, and for Investor Class shares as of the Effective Date in the amount of [**]% of the average daily net assets of Sub-Account, per year, payable within 30 days following the receipt of Sub-Accounting Agent’s invoice. Class R6 shares are paid [**]%. Sub-Accounting Agent or its affiliates will provide to IIS (1) the number or Sub-Accounts per Fund subject to the sub-accounting fee; and (2) an invoice, within fifteen (15) days after the end of each calendar quarter. Sub-Accounting Agent or its affiliates will provide such information as IIS may reasonably request including but not limited to information listed on Exhibit A attached hereto. Invoices for services provide in a prior year, presented more than 60 days after the end of the calendar year, will not be paid. The Sub-Accounting Agent and IIS agree that the payment of this sub-accounting fee is for record keeping and administrative services only and not for legal, investment advisory or distribution services and will be made via ACH.”

Except to the extent modified by this Amendment, all terms of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of the Amendment, the Amendment shall control. The Amendment may be signed in counterparts.

Capitalized terms used but not otherwise defined herein have the definition set forth in the Agreement. Other than as amended hereby, all terms and conditions of the Agreement are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

1

This Amendment shall be governed by and construed under the laws of the State of Texas without regard to choice of law provisions and may be executed in counterparts, each of which shall be deemed to be an original document.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of each party.

INVESCO INVESTMENT SERVICES, INC.	Nationwide Financial Services, Inc.

By:	By:

Name:	Name:	Steven D. Pierce

Title:	Title:	AVP, IMG External Funds Mgmt Ops

Date:	Date:	August 29, 2012

[SIGNATURE PAGE TO AMENDMENT TO SUB-ACCOUNTING AGREEMENT]

2